UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTERNATIONAL SHIPHOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

                                        __________________________________________________________________
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INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

We will hold our annual meeting of stockholders in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama, on Wednesday April 29, 2009, at 2:00 p.m., Mobile time, for the following purposes:

(i)	to elect a board of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)	to approve the International Shipholding Corporation 2009 Stock Incentive Plan;

(iii)	to ratify the appointment of Ernst & Young LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2009; and

(iv)	to transact any other business that may properly come before the meeting or any adjournment thereof.

Only common stockholders of record at the close of business on March 5, 2009, are entitled to notice of and to vote at the annual meeting.

You are all cordially invited to attend the meeting in person.  However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  Your proxy may be revoked by appropriate notice to our Secretary at any time prior to the voting thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2009

Pursuant to the new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.intship.com/proxy.htm

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
           Secretary
Mobile, Alabama
March 16, 2009

INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602

________________________

PROXY STATEMENT
________________________

We are furnishing this Proxy Statement to our stockholders to solicit proxies on behalf of the Board of Directors (the “Board”) for use at our annual meeting of stockholders (the “Annual Meeting of Stockholders”) to be held Wednesday, April 29, 2009, at 2:00 p.m., Mobile time, in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama.  Beginning on or about March 16, 2009, we will mail this Proxy Statement to our common stockholders of record as of March 5, 2009, which is the record date for determining stockholders entitled to notice of and to vote at the meeting.  At the close of business on March 5, 2009, we had outstanding 7,228,570 shares of common stock, each of which is entitled to one vote (our “Common Stock”).

You may revoke the enclosed proxy at any time prior to it being exercised by filing a written revocation or duly executed proxy bearing a later date with our Secretary.  The proxy will be deemed revoked if you are present at the annual meeting and elect to vote in person.

We will bear the cost of soliciting proxies in the enclosed form.  Proxies may be solicited by the use of the mail, personal interview, telephone, telegraph, facsimile, or e-mail.  Additionally, we will request that banks, brokerage houses and other institutions, nominees, and fiduciaries forward the soliciting material to their principals and obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their expenses incurred in connection therewith.

PRINCIPAL STOCKHOLDERS

The following persons, in addition to three directors whose ownership information is set forth under “Election of Directors,” were known by us to own beneficially more than five percent of our Common Stock (our only outstanding voting security) as of the dates noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by the persons listed.  Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Projection LLC 1979 Marcus Avenue,Suite Lake Success, New York 11042	652,100(2)	9.02%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	604,274(3)	8.36%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	554,550(4)	7.67%
Renaissance Technologies L.L.C. 800 Third Avenue New York, New York 10022	527,400(5)	7.30%
Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	400,000(6)	5.53%

(1)	The number of shares owned shown above is as of December 31, 2008. The percentages shown above are based on 7,288,570 shares outstanding as of our record date of March 5, 2009.

(2)
Based on information contained in a joint filing on Schedule 13D as of December 31, 2008, Projection LLC, Liberty Shipping Group LLC, and Philip J. Shapiro, have sole voting and dispositive power with respect to all 652,100 shares. Projection LLC is a wholly owned subsidiary of Liberty Shipping Group LLC.

(3)
Based on information contained in Schedule 13G as of December 31, 2008,  Dimensional Fund Advisors LP (Dimensional), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts.  Dimensional disclaims beneficial ownership in any of the shares listed above.

(4)
Based on information contained in Schedule 13G as of December 31, 2008. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (who beneficially owns 550,000 of the total 554,550 shares) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates has advised that they are deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
Based on information contained in Schedule 13G as of December 31, 2008,  Renaissance Technologies L.L.C.,   a registered investment advisor, was deemed to have or share voting or dispositive power over, and therefore to own beneficially, the number of shares indicated above.

(6)
Based on information contained in a joint filing on Schedule 13G as of December 31, 2008, by Franklin  Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.  Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 400,000 shares.  FRI is the parent holding company of Franklin Advisory Services, LLC, and an investment advisor.  Charles B. Johnson and Rupert H. Johnson, Jr., are principal shareholders of FRI.  FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

The By-Laws of the Company authorize the Board of Directors to fix the size of the Board, but not less than three, and the Board has fixed the number of directors at nine.  Proxies cannot be voted for a greater number of persons.  Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified.  In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board. The election of directors will be decided by plurality vote. Acting upon the recommendation of its Nominating and Governance Committee, the Board has nominated the nine individuals listed below, all of whom are incumbent directors.

During the January 2009 Board of Directors meeting, Mr. Niels W. Johnsen and Mr. Edward K. Trowbridge notified the Board that they intended to stand for election at the 2009 Annual Meeting of Stockholders but did not intend to stand for re-election at the 2010 Annual Meeting of the Stockholders.

A majority of the director nominees are “independent directors” as defined by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).  Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material affiliations with us, our external or internal auditors, or other companies that do business with us.  Based on information made available to it, the Board has affirmatively determined that Messrs. Robinson, Lane, Lupberger, McNamara, and Trowbridge qualify as independent directors under the independence standards of the NYSE and SEC.  In making these determinations, the Board evaluated responses to a questionnaire completed by each such person regarding relationships and possible conflicts of interest. In making that determination regarding Mr. Lane and Mr. McNamara, the Board reviewed the relationships described under “Board of Director and Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions” provided later in this Proxy Statement and determined that their relationship with the Company does not prevent them from qualifying as independent directors under the requirements of the NYSE and the SEC.

The following table sets forth certain information as of March 5, 2009, concerning the nominees and all directors and executive officers as a group, including their beneficial ownership of shares of our Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act.  Unless otherwise indicated, the shares of our Common Stock shown as being beneficially owned are held with sole voting and investment power.  The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Manuel G. Estrada, 54, Vice President and Chief Financial Officer, who beneficially owns 5,000 shares of common stock and 10,000 shares of restricted stock.

The Board recommends a vote FOR each of the nominees named below.

    Name, Age, Principal Occupation, and                                               Director                   Shares of Common Stock             Percent
  Directorship in Other Public Corporations                                            Since                         Beneficially Owned                    of Class (1)

Niels W. Johnsen, 86 (2)(3)                                                                         1979                               867,107(4)                                  12.07%
Formerly Chairman of the Board and
Chief Executive Officer of
International Shipholding Corporation
One Whitehall Street
      New York, New York 10004

Erik F. Johnsen, 83(3)(5)                                                                          1979                                460,588(6)                                  6.41%
      Formerly Chairman of the Board and
Chief Executive Officer of
International Shipholding Corporation
      11 North Water Street
      Mobile, Alabama  36602

Niels M. Johnsen, 63(3)(7)                                                                          1988                                438,385(8)                                  6.04%
      Chairman of the Board and
Chief Executive Officer of
International Shipholding Corporation
      One Whitehall Street
      New York, New York 10004

Erik L. Johnsen, 51(3)(9)                                                                          1994                                155,770(10)                                2.14%
      President of International Shipholding Corporation
11 North Water Street
      Mobile, Alabama  36602

Edwin A. Lupberger, 72(11)                                                                       1988                                3,000                                          *
      President, Nesher Investments, LLC; formerly
      Chairman of the Board and Chief Executive
Officer of Entergy Corporation; trustee,
The Lupberger Foundation

Edward K. Trowbridge, 80(12)                                                                   1994                                625(13)                                       *
Formerly Chairman of the Board and Chief
Executive Officer of Atlantic Mutual Companies

H. Merritt Lane III, 47(14)	2004	0	*
President, Chief Executive Officer, and a director
of Canal Barge Company, Inc.

T. Lee Robinson, Jr., 46(15)                                                                        2008                                0                                                *
    President, OHC, Inc.

James J. McNamara, 66(16)	2008	0	*
President, National Cargo Bureau, Inc.

All executive officers and directors as a group (10 persons)	1,715,833	23.57% (17)

All executive officers and directors as a group own 23.57% of the outstanding common shares compared to 24.99% ownership of the total Johnsen family.

(1)	An asterisk indicates ownership of less than 1% of our Common Stock.

(2)
Niels W. Johnsen served as our Chairman and Chief Executive Officer from our formation in 1979 until he retired in 2003.  He was one of the founders of Central Gulf Lines, Inc. (“Central Gulf”), currently one of our principal subsidiaries, in 1947.  Mr. Johnsen has served as a consultant for us since retiring as Chairman and Chief Executive Officer.

(3)	Niels W. Johnsen and Erik F. Johnsen are brothers. Niels M. Johnsen is the son of Niels W. Johnsen. Erik L. Johnsen is the son of Erik F. Johnsen.

(4)	Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder, President, and a director.

(5)
Erik F. Johnsen served as our Chairman and Chief Executive Officer from 2003 until he retired in 2007.  He previously served as our President and Chief Operating Officer. He was one of the founders of Central Gulf in 1947.

(6)	Includes:

•	67,908 shares held by the Erik F. Johnsen Family Limited Partnership of which Mr. Johnsen is General Partner, and

•	49,312 shares owned by the Erik F. Johnsen Family Foundation of which Mr. Johnsen claims no beneficial ownership but maintains voting and disposition rights.

(7)
Niels M. Johnsen became our Chairman and Chief Executive Officer in 2007. He served as President of International Shipholding Corporation from 2003 until 2007. Mr. Johnsen joined Central Gulf in 1970 and held various positions before being named President of International Shipholding Corporation in 2003. He also serves as Chairman of each of our principal subsidiaries. Mr. Johnsen has been a trustee and director of Atlantic Mutual Companies since 2002.

(8)
Includes 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and a director, which are the same shares included in the total shares beneficially owned by Niels W. Johnsen as discussed in note (4).

(9)
Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named President of International Shipholding Corporation in 2007.  Mr. Johnsen was Vice President of International Shipholding Corporation from 1987 until 2007. In 1997, he was named as Executive Vice President and President of each of our principal subsidiaries.

(10)	Includes 16,250 shares held in trust for Erik L. Johnsen’s children, of which he is a trustee.

(11)
Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998. He is the Chairperson for both the Audit Committee of the Board and the Compensation Committee of the Board.

(12)
Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from 1988 to 1993. He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 to 1988. He is the Chairperson of the Nominating and Governance Committee of the Board.

(13)	Shares owned jointly with his wife.

(14)	Mr. Lane has served as President and Chief Executive Officer of Canal Barge Company, Inc. since 1994 and as a director of that company since 1988.

(15)	Mr. Robinson is President of OHC, Inc., a family owned import/export hardwood lumber company specializing in industrial wooden components for the transportation and utility industries.

(16)	Mr. McNamara is President of National Cargo Bureau, Inc., a non-profit organization that provides inspection services and surveys that are incidental to the loading and unloading of vessels.

(17)
Excludes 137,812 shares which are beneficially owned by relatives of Niels M. Johnsen or Erik L. Johnsen, but which are not deemed to be beneficially owned by any of the executive officers or directors pursuant to Rule 13d-3 under the Securities and Exchange Act.

    As of March 5, 2009, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children, and grandchildren (collectively, the “Johnsen Family”) beneficially owned an aggregate of 1,835,020 shares or 24.99% of our Common Stock. To the extent they act together, the Johnsen Family may be deemed to be in control of International Shipholding Corporation.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Corporation’s Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, that operate under written charters adopted by the Board.  Each of these committees are composed of the same five directors, Messrs. Lane, Lupberger, McNamara, Robinson and Trowbridge, all of whom are independent under the NYSE listing standards.

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of our financial statements; the qualifications and independence of the independent auditors; the performance of our internal and independent auditors; and our compliance with legal and regulatory requirements.  The Audit Committee has at least one audit committee financial expert, Mr. Lupberger, who also serves as the chairperson of this committee.  The Audit Committee met four times during 2008.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities related to the CEO’s compensation and makes recommendations to the Board with respect to non-CEO executive compensation.  The Compensation Committee also administers our stock incentive programs, including making grants thereunder.  Mr. Lupberger is the chairperson of this committee.  The Compensation Committee met six times during 2008.

Nominating And Governance Committee

The Nominating and Governance Committee’s primary responsibilities include identifying individuals qualified to become Board and Board committee members, recommending director nominees for the next annual meeting of stockholders, and developing and recommending to the Board a set of corporate governance principles applicable to the Corporation.  The Nominating and Governance Committee’s policy is to identify individuals qualified to fill vacant director positions or to stand for re-election based on input from all Board members.  Under our Corporate Governance Guidelines, directors are expected to possess practical wisdom, sound judgment, and a broad range of experience that is relevant to the Corporation’s business and is complementary to the background of the other directors.  They are further expected to be committed to devoting the time necessary to carry out their responsibilities, serving on the Board for a sufficient period of time to develop knowledge about the business, and objectively representing the best interests of the Corporation’s stockholders.  The Nominating and Governance Committee will evaluate director nominations from stockholders using the same criteria used for all other nominees.  Stockholders may submit director nominations as described in “Stockholder Proposals and Nominations” later in this Proxy Statement.  Mr. Trowbridge is the chairperson of this committee.  The Nominating and Governance Committee met once during 2008.

Committee Charters

The Charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Investor Relations section of the Corporation’s website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President and Chief Financial Officer, 11 North Water Street, Mobile, Suite 18290, Mobile, AL 36602.

Director Compensation

Each non-officer director other than Niels W. Johnsen and Erik F. Johnsen was paid the fees for 2008 reflected in the table below.  These fees included payments of an annual retainer of $25,000, an Audit Committee retainer fee of $3,000, a Compensation Committee retainer fee of $2,000, a Nominating and Governance Committee retainer fee of $2,000, and a Special Committee retainer fee of $8,000 (or $12,000 for the Chairperson), in each case prorated with respect to directors serving only a portion of the year.  In addition, each non-officer director received fees of $1,000 for each meeting of the Board or a committee thereof attended.  There were four Board meetings and twenty-one committee meetings during 2008.  Directors are expected to attend the annual meeting of the Corporation’s stockholders, and all did attend the 2008 annual meeting.  Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2008.

2008 Compensation of Directors
Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Niels W. Johnsen	0	285,000(2)	285,000
Erik F. Johnsen	0	299,424(3)	299,424
Harold S. Grehan, Jr.	17,500	0(4)	17,500
H. Merritt Lane III	65,000	0	65,000
Edwin A. Lupberger	69,000	0	69,000
Raymond V. O’Brien, Jr.	38,500	0	38,500
Edward K. Trowbridge	64,000	0	64,000
T. Lee Robinson, Jr.	43,500	0	43,500
James J. McNamara	29,750	0	29,750

(1)
For Harold S. Grehan, Jr. and Raymond V. O’Brien, Jr., the amounts shown reflect payments for services prior to their retirement on April 30, 2008 and July 30, 2008, respectively.  For T. Lee Robinson, Jr. and James J. McNamara, the amounts shown reflect payments for services from their election or appointment on April 30, 2008 and July 30, 2008, respectively, through December 31, 2008.

(2)
Since his retirement as Chairman of the Board and Chief Executive Officer in 2003, Niels W. Johnsen has provided consulting services in the areas of vessel chartering and finance to the Corporation.  Mr. Johnsen was paid an annual fee of $250,000 during 2008 under his current consulting agreement. The agreement currently calls for automatic month-to-month renewals, subject to termination by either party upon providing a 90-day cancellation notice.  We also paid a legal firm $35,000 for routine tax advice and research provided to Mr. Johnsen during 2008.  Additionally, when Mr. Johnsen served as CEO, the Corporation entered into an agreement with him whereby his estate will be paid approximately $822,000 upon his death.  The Corporation has reserved amounts sufficient to fund this death benefit, so there was no additional cost to us in 2008 to fund this benefit.  As a former employee, Mr. Johnsen also received retirement benefits in 2008 through our qualified Retirement Plan.

(3)
Since his retirement as Chairman of the Board and Chief Executive Officer in 2007, Erik F. Johnsen has provided consulting services in the areas of vessel chartering and finance to the Corporation.  Under this agreement,  Mr. Johnsen was paid an annual fee of $250,000 during 2008. The agreement currently calls for automatic month-to-month renewals, subject to termination by either party upon providing a 90-day cancellation notice.  Mr. Johnsen receives accounting and bookkeeping services from a contract employee who we paid $32,292 for those services in 2008.  Additionally, when Mr. Johnsen served as CEO, the Corporation entered into an agreement with him whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, we maintain an outstide life insurance policy at an annual cost of $17,132. As a former employee, Mr. Johnsen also received retirement benefits in 2008 through our qualified Retirement Plan.

(4)	As a former employee, Mr. Grehan received retirement benefits in 2008 through our qualified Retirement Plan.

Non-Management Director Sessions

The independent members of the Board met four times in executive sessions during 2008.  During 2008, selection of the presiding director at these meetings followed an established procedure by which the role of presiding director rotates in order among the independent directors.

Communication With The Board Of Directors

Stockholders may communicate directly with the Board of Directors, or with any individual director, by writing to the Chairman of the Board of Directors of the Corporation at the address shown on the first page of this Proxy Statement.  The Chairman will forward the stockholders’ communication to the appropriate director or officer for response.  Stockholders and other interested parties who wish to communicate directly with the non-management members of the Board of Directors as a group should direct their correspondence to:  International Shipholding Corporation, Attn: Non-Management Members of the Board of Directors, 11 North Water Street Suite 18290, Mobile, AL 36602.  The Director of Internal Audit will not share such communications or their subject matter with the Corporation’s management and will provide all such communications to the non-management director who will preside at the next scheduled executive session of non-management directors, prior to that meeting.

Code Of Business Conduct And Ethics And Corporate Governance Guidelines

The Board has adopted a Code of Business Conduct and Ethics for Officers, Directors and Employees, including the Corporation’s principal executive officer, principal financial officer, and principal accounting officer, and has adopted Corporate Governance Guidelines.  These are available on the Investor Relations section of the Corporation’s website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President and Chief Financial Officer, 11 North Water Street Suite 18290, Mobile, AL 36602.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process.  Our independent auditor is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, and to issue reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes, and subject to stockholder ratification, to appoint the independent auditor.

In connection with the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, the Audit Committee (i) reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2008, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) received and reviewed the written disclosures and the letter from the independent auditors related to applicable requirements for the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence.  Based on the reviews and discussions referred to above and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the Committee recommended to the Board that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee Members:

H. Merritt Lane, III, Edwin Lupberger, James J. McNamara, T. Lee Robinson, Jr., and Edward K. Trowbridge

Audit Fees

The following table sets forth the fees for professional services rendered by Ernst & Young LLP, the Corporation’s independent auditors, for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees(1)	$521,900	$676,010
Audit Related Fees(2)	25,946	33,719
Tax Fees(3)	59,800	42,055
Total Fees	$607,646	$751,784

(1)
Audit Fees include fees for the audit of the Corporation’s consolidated financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports,  services related to statutory audits of certain of the Company’s subsidiaries, and services related to amendments to our Annual Reports on Form 10-K for the periods presented which were filed for the purpose of including the financial statements of certain foreign unconsolidated subsidiaries.

(2)	Audit Related Fees include fees for audits of the Corporation’s employee benefit plans.

(3)	Tax Fees include fees for tax compliance and consulting services.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee pre-approved 100% of the audit fees, audit-related fees, and tax fees for the fiscal year ended December 31, 2008.

The Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of Ernst & Young LLP from the Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation.  It discusses the compensation committee’s determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the Summary Compensation Table below (the “Named Executive Officers”).

Executive Compensation Philosophy and Objectives

The compensation committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for shareholders.  The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent available through adherence to the following core compensation objectives:

•	Providing compensation commensurate with the level of success achieved;

•	Providing a total compensation opportunity that over time will approach levels that are competitive with similar size companies in the same or related industries;

•	Recognizing and rewarding the achievement of corporate performance goals as well as individual performance; and

•	Aligning the interests of executives with those of our shareholders by emphasizing long-term equity incentives.

Our compensation program is designed to reward achievement of corporate objectives, and will change from time to time as those objectives change.  The specific principles, components, and decisions used in fiscal 2008 in establishing the compensation of executive officers are discussed in more detail below.

Role of Compensation Consultant

In 2007, our company retained Watson Wyatt Worldwide, an independent consulting firm, to evaluate the competitiveness of our executive compensation practices and to review current trends in change of control and severance protection for executives.

Watson Wyatt was originally contacted by company management to perform an executive compensation competitive analysis.  After making the initial presentation of its report to the compensation committee, all further direction to the consultant was given by the compensation committee and Watson Wyatt delivered its final reports and findings directly to the committee.  Watson Wyatt prepared an analysis of a group of eleven peer companies of similar revenues in the same or related industries.  Published compensation data was used to supplement the peer group findings.  The eleven companies included in the peer group are Alexander & Baldwin, Inc., American Commercial Lines, Eagle Bulk Shipping, Inc., GENCO Shipping and Trading, Ltd., Gulf Island Fabrication, Inc., Horizon Lines Inc., Hornbeck Offshore Services, Inc., Kirby Corp., Marine Products Corp., Rand Logistics, Inc. and Trico Marine Services, Inc.  Because of the small number of companies included in the peer group, the Watson Wyatt analysis compared our executive compensation to the average of the peer group and published general survey data from the Watson Wyatt Top Management Study - 2007/2008 and Mercer HR Consulting Executive Compensation Database - 2007.  For long-term equity incentives, the comparison was to a blend of various published surveys because of the large variation of practices among peer group companies.

The Watson Wyatt analysis indicated that our total compensation program of salary, bonus and equity incentives for the Named Executive Officers was below the first quartile of the comparison group for two Named Executive Officer positions and below the median of the comparison group for all Named Executive Officer positions.  The absence of equity grants by our company in past years made a substantial difference in the competitiveness of our compensation levels.  The committee reviewed the Watson Wyatt as a point of reference for measurement purposes, not as the sole determinative factor in setting our executive officer compensation.

Analysis Used in Setting Annual Compensation Levels

For setting 2008 compensation, the committee considered the Watson Wyatt analysis and recommendations for steps toward establishing compensation levels that are more closely aligned with the compensation paid to executives in similar positions at similar companies.  The committee also considered our total general and administrative expenses in relation to our earnings, the individual’s role and responsibilities, performance, experience, potential, the individual’s historical compensation, and comparisons to the other executive officers.  Total compensation levels of the chief executive officer and the president are very similar in recognition of the similar responsibility levels of both officers.

When setting the targets for the annual incentive plan, the committee receives input from the Chief Executive Officer and reviews the approved operating plan for the upcoming fiscal year.  The committee meets with the Chief Executive Officer to review and discuss the performance metrics and the probabilities and risks in achieving these metrics, and then meets in executive session to make its final decisions. In making equity grants, the committee considered the absence of this element from its past executive compensation program and made a grant that was designed in part to make up for the absence of equity grants in the past with the intention that future annual grants would be smaller.

Evaluating Performance

The committee evaluates the performance of the Named Executive Officers on an annual basis.  The committee considers the recommendations of the chief executive officer as to the appropriate compensation of the other Named Executive Officers. The Named Executive Officers are not present when the committee meets to evaluate their performance and determine their compensation.  The committee determines the compensation of the chief executive officer and makes recommendations to the Board as to the compensation of the other Named Executive Officers.

The Total Compensation Package

Elements of the Total Compensation Package — The key elements of the compensation program for our executive officers are base salary, annual incentive bonus, long-term equity incentives, and change of control benefits.  Each component is discussed in detail below under “Individual Compensation Components.”

Individual Compensation Components

Base Salary

Our philosophy is that base salaries should provide a fixed baseline level of compensation that is not contingent upon our company’s performance.  Actual individual salary amounts are not objectively determined, but instead reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience, the individual’s historical compensation, internal equity considerations and other factors, including any retention concerns.

In fiscal 2008, we increased each Named Executive Officer’s salary by 10%.  This increase was larger than typical annual increases and was designed as an initial step in bringing total compensation to a more competitive level.

Annual Incentive Award

The annual incentive plan is designed to align executive officer pay with Company performance based on net income before taxes and before special charges related to redemption of preferred stock.  The total incentive award opportunity for our chief executive officer and for our president was 50% of salary and for our vice-president and chief financial officer was 40% of salary.

These percentages were increased from prior years to bring our executive compensation closer to the comparison companies and to emphasize performance-based compensation.

The net income before taxes and before special charges related to redemption of preferred stock target for each quarter and for 2008 were as follows:

First Quarter	$ 4.919 million
Second Quarter	2.515 million
Third Quarter	2.655 million
Fourth Quarter	2.251 million
All of 2008	$ 12.340 million

The target was met each quarter and for the year.  Our net income before taxes and special charges related to redemption of preferred stock for 2008 was $39.6 million, which is calculated by taking net income of $39.1 million plus the loss on the redemption of preferred stock of $1.4 million less income tax benefits of $0.9 million.

The annual incentive is accrued on a quarterly basis if the target for that quarter is met. If the Company does not meet the target for any of the first three quarters but meets the target for the full year, the quarter that was missed will then be earned. Our annual incentive plan does not contemplate discretion by the committee to increase the award.  However, the committee does have discretion to establish other incentive and reward arrangements and pay additional compensation outside of the annual incentive plan.

Special Relocation Bonus

In order to encourage Mr. Estrada, our chief financial officer, to relocate from New Orleans, Louisiana to our new corporate headquarters in Mobile, Alabama, we paid him a relocation bonus of $100,000. This helped to facilitate the sale of Mr. Estrada’s residence in New Orleans.  Our president believed that this bonus was important to the company’s ability to retain its chief financial officer who has been with the company since 1978.

Long-Term Stock Incentive Awards

Our company has not recently included equity awards as part of our executive compensation program.  We last granted equity compensation in 1998.  In 2008, we granted time-vested restricted stock to our Named Executive Officers in order to introduce equity compensation as an integral part of our total compensation program.  Substantial grants were made in 2008 to make up for the absence of past equity grants.  Smaller annual grants are intended to be made going forward.  In order to encourage the retention of our executive officers, the 2008 grants to the chief executive officer and president vest 25% per year over four years.  The 2008 grant to the chief financial officer vests one-third per year over three years.  Any dividends paid on shares of unvested restricted stock are held by our company until the underlying shares of restricted stock vest, at which time the dividends are paid to the officer.  In order to protect our executives from the loss of the opportunity to earn their stock-based compensation, all restrictions on restricted stock lapse upon a change of control of our company.  Unvested restricted stock is also forfeited on termination of employment for any reason other than death, disability, or retirement on or after reaching age 65.

Retirement Benefits

Our executive officers participate in our qualified defined benefit plan and our qualified 401(k) plan.  We do not provide supplemental retirement programs for our executive officers. However, we do provide post-retirement medical coverage for all eligible executive officers who retire at age 55 or later.

Change in Control Agreement

To ensure continuity and the continued dedication of our executives during any period of uncertainty caused by a possible change in control of our company, we entered into change in control agreements with each of our Named Executive Officers on August 6, 2008. Information regarding the current Change in Control Agreements, including the estimated amounts payable to each named executive, is set forth under the heading “Potential Payments upon Termination or Change in Control – Change in Control.”

In fiscal 2007, our company engaged Watson Wyatt Worldwide to advise us on the market practices of change in control severance practices.  Previously, our Named Executive Officers had no change in control protection.

The change in control agreements provide that upon a termination of employment following a change in control (other than termination for cause or by reason of death or disability) or if the Named Executive Officer terminates his employment in certain circumstances defined in the agreement which constitutes “good reason,” in addition to the accelerated vesting of restricted stock, each will receive a lump sum payment equal to three times the officer’s base salary at termination, plus a payment equal to three times the greater of the average of his last three bonuses or the target bonus for which the officer is eligible for the year of termination, except that Mr. Estrada’s change in control agreement provides for a lump sum payment equal to two times his base salary at termination, plus a payment equal to two times the greater of the average of his last three bonuses or the target bonus for which he is eligible.  The change in control agreements also provide for a pro-rated bonus assuming performance at the target level for the portion of the year prior to termination.  Also, the officer will be entitled to continued life and health insurance benefits for thirty-six months following the date of termination, except that Mr. Estrada will be entitled to continued life and health insurance benefits for two years following the date of termination.  The committee set these benefit levels in a range that was typical among general industry companies, according to the Watson Wyatt Worldwide report.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year.  Our total annual compensation paid to an executive officer has not exceeded this $1 million limit.  However, our compensation committee intends to monitor compensation levels and the deduction limitation in the future.  The committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation Committee Report On Executive Compensation

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

H. Merritt Lane, III, Edwin Lupberger, James J. McNamara, T. Lee Robinson, Jr., and Edward K. Trowbridge

Summary Compensation Table

The table below sets forth for the three years ended December 31, 2008, the three individuals that served as our executive officers 2008.

Name and Principal Position	Year	Salary($)	Stock Awards($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value And Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)

Niels M. Johnsen,	2008	385,000	428,216	192,500	138,574	1,000	(4)	1,145,290
Chairman of the Board	2007	350,000	0	105,000	24,734	1,000	(4)	480,734
and Chief Executive Officer	2006	332,800	0	25,600	81,167	1,000	(4)	440,567

Erik L. Johnsen,	2008	363,000	261,688	181,500	87,521	1,000	(5)	894,709
President	2007	330,000	0	99,000	3,783	16,256	(5)	449,039
	2006	312,000	0	24,000	48,110	1,000	(5)	385,110

Manuel G. Estrada,	2008	209,000	66,912	83,600	110,876	101,000	(6)	571,388
Vice President and	2007	190,000	0	57,000	40,999	17,849	(6)	305,848
Chief Financial Officer	2006	165,000	0	12,692	31,948	1,000	(6)	210,640

(1)
The amounts shown in this column reflect the dollar amount recognized with respect to these awards for financial statement reporting purposes for 2008 under SFAS 123(R), which requires us to spread the compensation cost of the award of each recipient proportionately over the requisite service period.  For an explanation of material assumptions that we used to calculate the fair value of these stock awards, see [Note F entitled “Employee Benefit Plans”] of the Notes to the Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2008.

(2)
The amounts shown in this column reflect cash payments made under our annual incentive bonus plan for performance in the respective years.  For additional information, see “ Incentive Compensation Awards” below.

(3)	Reflects the net change during each of the years reflected of the present value of the executives’ accumulated benefits under the defined benefit plan discussed below under “ Pension Plan.”
(4)	Consists of contributions we made to our 401(k) plan on behalf of the employee in 2006, 2007 and 2008.
(5)
Consists of a $1,000 contribution we made to our 401(k) plan on behalf of the employee in 2006, 2007 and 2008 and an incentive payment in 2007 in the amount of $15,256 for the move from New Orleans, Louisiana to Mobile, Alabama.

(6)
Consists of a $1,000 contribution we made to our 401(k) plan on behalf of the employee in 2006, 2007 and 2008 and incentive payments in 2007 and 2008 of $16,849 and $100,000 respectively for the move from New Orleans, Louisiana to Mobile, Alabama.

Incentive Compensation

2008 Awards.  The table and discussion below summarizes (i) the threshold, target and maximum payouts under the annual incentive bonus awards for 2008 paid in January 2009 and (ii) grants of restricted stock made on April 30, 2008.  There were no stock options granted or outstanding in 2008 and no restricted stock grants vested in 2008.

Grants of  Plan-Based Awards

Name	Grant Date	Estimated Future Payments under Non-Equity Plan Awards			All Other Stock Awards	Fair Value Grant Date
		Threshold $	Target $	Maximum $	# of Shares	$

Niels M. Johnsen	April 30, 2008	48,125	192,500	192,500	80,000	1,472,000

Erik L. Johnsen	April 30, 2008	45,375	181,500	181,500	80,000	1,472,000

Manuel G. Estrada	April 30, 2008	20,900	83,600	83,600	15,000	276,000

The non-equity plan awards include the Company’s cash bonus plan with the performance target for each quarter being net income before taxes. The bonus is earned for each quarter that the Company meets its performance target with the payment of the award the following year. Both Mr. Niels M. Johnsen and Mr. Erik L. Johnsen earn 12.5% of their base salary for each quarter the target is met, while Mr. Manuel G. Estrada earns 10% for each quarter the target is met. If the Company does not meet the target for any of the first three quarters but meets the target for the full year, the quarter that was missed will then be earned.  The threshold number above represents the minimum bonus earned of one quarter, while the target and the maximum amounts represent all four quarters earned.

The other stock awards includes 175,000 shares of restricted stock grants issued under the 1998 International Shipholding Corporation Stock Incentive Plan. Both Mr. Niels M. Johnsen and Mr. Erik L. Johnsen were granted 80,000 shares each with one-quarter of their restricted shares vesting on each of February 1, 2009, February 1, 2010, February 1, 2011 and February 1, 2012. Mr. Manuel G. Estrada was granted 15,000 shares with one-third of his restricted shares vesting on each of February 1, 2009, February 1, 2010 and February 1, 2011.

The table below represents the number of restricted stock grants that were not vested as of our fiscal year ending December 31, 2008, the value of which is based on the Company’s closing stock price as of the same day. There were no unexercised stock options to report.

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Niels M. Johnsen	80,000	2,026,400

Erik L. Johnsen	80,000	2,026,400

Manuel G. Estrada	15,000	379,950

Pension Plan

We maintain a defined benefit pension plan (the “Retirement Plan”) for employees hired prior to September 1, 2006, and all such employees of our domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Employees hired on or after September 1, 2006, with at least one year of service as of June 30, 2008, are eligible to participate in the new Cash Balance Plan on July 1, 2008.

Computation of benefits payable under the defined pension plan is based on years of service, up to thirty years.  Under the final average pay benefit formula the computation is based upon the employee’s highest sixty consecutive months of compensation, which is defined as the participant’s base salary plus overtime (excluding incentive pay, bonuses or other extra compensation).

The standard form of payment depends on marital status at the time the benefits first become payable.  For single employees, the standard payment form is the Life Only annuity option.  This form of payment provides a monthly lifetime benefit which ends upon death.   For employees that are married when benefits become payable, the standard payment form is the 50% joint and survivor annuity.  This form of payment provides a monthly benefit to the employee for their lifetime, and upon their death, it provides the spouse 50% of the monthly benefit payment for the remainder of his/ her life.  In additional to the standard payment forms, the following forms of payments are also available:  10 years Certain and Life, 15 years Certain and Life, 100% joint and survivor annuity, 75% joint and survivor annuity; and High-Low Options.

Employees automatically receive the standard payment option applicable to their marital status at the time the benefits become payable unless they have elected another option in accordance with the tems of the Retirement Plan.

The benefit provided by the Retirement Plan’s formula is subject to certain constraints under the Internal Revenue Code. For 2009, the maximum annual benefit generally is $195,000 under Code Section 415.  Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 2009 for the purpose of determining benefits is $245,000.  These dollar limits are subject to cost of living increases in future years.  Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2008 with a salary of $230,000, except for Mr. Estrada who was credited for his actual salary.

The following table includes information as of December 31, 2008 regarding the pension benefits available and paid under the Retirement Plan for each of our executive officers named in the summary compensation table appearing above:

Pension Benefits

	Plan	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name	Name	(#)	($)	($)

Niels M. Johnsen	International Shipholding Corporation Retirement Plan	30	940,022	0

Erik L. Johnsen	International Shipholding Corporation Retirement Plan	29	444,240	0

Manuel G. Estrada	International Shipholding Corporation Retirement Plan	30	353,335	0

(1) Pension plan benefits are capped at 30 years of service.  Niels M. Johnsen has served 38 years and Manuel G. Estrada has served  30 years.

The present values of the accumulated benefits reported in this table were calculated using the same participant data, plan provisions and actuarial assumptions used to calculate our 2008 retirement plan expense in accordance with Statement of Financial Accounting Standards No. 87, except that Securities and Exchange Commission rules require the modified assumption that participants defer their retirement until the earliest age they are eligible for an unreduced benefit, which is age sixty-five under the Retirement Plan.  See Note F, “Employee Benefit Plans,” of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2008.

Potential Payments Upon Termination or Change-In-Control

Payments Made Upon a Change in Control – On August 6, 2008, we entered into Change in Control agreements with our three executive officers.  The agreements which are effective through December 31, 2009, are automatically extended for one additional year unless given written notice by the Company to discontinue. If the executive is terminated for reasons other than Death, Disability or Cause or by the executive for Good Reason, the executive is generally entitled to receive the following:

▪
Three times base salary for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen. Two times base salary for Mr. Manuel G. Estrada. Payments would be made as a lump sum in cash within five days of the date of the termination.

▪
Three times (two times in the case of Mr. Estrada) the greater of the average bonus over the last three years or the target bonus for the year of termination. Payments would be made as a lump sum in cash within five days of the date of the termination.

▪	Three years of life and health insurance for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen. Two years of benefits for Mr. Manuel G. Estrada.
▪	Accelerated vesting of restricted stock grants

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change in control or termination of employment of each of our named exective officers, assuming a December 31, 2008 termination date, and where applicable, using the closing price of our common stock of $25.33 (as reported on the New York Stock Exchange as of December 31, 2008). In addition to these benefits, our named executive officers would be entitled to receive the retirement and pension benefits described above under “Pension Benefits”.

Name	Termination After Change in Control	Retirement	Disability (2)	Death

Neils M. Johnsen
Base Pay	1,155,000	-	192,500	-
Bonus (4)	577,500	192,500	192,500	192,500
Stock Grants	2,026,400	2,026,400	2,026,400	2,026,400
Health/ Welfare Benefits	50,000	13,320 (1)	6,660	-
Life Insurance Benefits	-	-	-	200,000 (3)

Total	3,808,900	2,232,220	2,418,060	2,418,900

Erik L. Johnsen
Base Pay	1,089,000	-	181,500	-
Bonus (4)	544,500	181,500	181,500	181,500
Stock Grants	2,026,400	2,026,400	2,026,400	2,026,400
Health/ Welfare Benefits	50,000	-	6,660	-
Life Insurance Benefits	-	-	-	200,000 (3)

Total	3,709,900	2,207,900	2,396,060	2,407,900

Manuel G. Estrada
Base Pay	418,000	-	104,500	-
Bonus (4)	167,200	83,600	83,600	83,600
Stock Grants	379,950	379,950	379,950	379,950
Health/ Welfare Benefits	30,000	-	6,660	-
Life Insurance Benefits	-	-	-	200,000 (3)

Total	995,150	463,550	574,710	663,550

(1) Post-retirement medical benefit costs indicated on an annual basis.
(2) Maximum of 26 weeks wages at full-pay under Salary Continuation Plan; thereafter 60% of wages under Long-Term Disability benefits under MetLife Insurance policy. Six (6) months medical/ dental benefits; thereafter 36 coverage eligibility under COBRA to be paid by executive (estimated at $40,000 at current rates).

(3) Maximum company paid group Life coverage under MetLife Insurance Policy. Thirty-six (36) months medical/ dental benefits eligibility under COBRA to be paid by estate (estimated at $40,000 at current rates).

(4) 2009 Executive Bonus Plan payment. In instances of normal retirement (age 65), disability, or death, a pro-rata payment will be made to the employee, or to his estate, on the date payment would ordinarily be made.

BOARD OF DIRECTOR AND COMPENSATION COMMITTEE INTERLOCKS,

INSIDER PARTICIPATION IN COMPENSATION DECISIONS, AND CERTAIN TRANSACTIONS

Furnished below is information regarding certain transactions in which our executive officers and directors or members of their immediate families had an interest during 2008.

Niels W. Johnsen and Erik F. Johnsen, each of whom are directors, have agreements to provide consulting services to us in the areas of vessel chartering and finance, for which both were paid $250,000 in 2008.  Each agreement currently renews month-to-month, subject to the right of either party to terminate the agreement upon providing a 90-day cancellation  notice.

R. Christian Johnsen, a son of Erik F. Johnsen, our former Chairman of the Board, serves as our Secretary and is a partner and member of the Board of Directors of the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre LLP, which has represented us since our inception.  H. Hughes Grehan, a son of Harold S. Grehan, Jr., one of our former directors who retired in 2008, serves as our Assistant Secretary and is a partner and member of the Board of Directors of the same law firm.  We paid fees of $1,099,000 to the firm for legal services rendered to us during 2008.  We believe that these services are provided on terms at least as favorable to us as could be obtained from unaffiliated third parties.

We also employ Brooke Y. Grehan, a son of Harold S. Grehan, Jr., in a non-executive officer position.  Brooke Y. Grehan’s compensation from us for the year ended December 31, 2008, was $230,418, which includes relocation incentives provided in the amount of $100,000 for 2008 to help facilitate Mr. Grehan’s move from New Orleans to Mobile.

H. Merritt Lane III, a director of the Company,  serves as Chief Executive Officer and is a member of the Board of Directors for Canal Barge Company, Inc., a company which has provided services to certain of our subsidiaries. No such services were provided for the full year 2008.

James J. McNamara is President of National Cargo Bureau, Inc., a non-profit organization which provided inspection services and surveys to certain of our subsidiaries. During the full year 2008 we were billed for $17,658 of services which were paid in January 2009 and represents  less than 1% of 2008 total gross revenues for National Cargo Bureau, Inc.

Our policy on related party transactions requires that such transactions be approved by our Chief Financial Officer, who is responsible for reporting approved transactions to management and to the Audit Committee.  For the purposes of this policy, related parties include our employees, our affiliates, our principal owners, members of the immediate family of our employees or principal owners, trusts for the benefit of our employees, and any entity for which our investment is accounted for by the equity method.  Examples of transactions addressed by the policy include the sale or purchase of assets, leasing of property or equipment, and charges for consulting or administrative services.  Related party transactions are reviewed annually by the Audit Committee pursuant to its Charter, and the Nominating and Governance Committee annually assesses transactions that are considered in determining the independence of the non-management directors.  In this regard the transactions discussed above associated with Mr. Brooke Y. Grehan was reported to the members of the Audit Committee and the Nominating and Governance Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors, and persons who beneficially own more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  All such filings were timely made in 2008.

PROPOSAL TWO
APPROVAL OF
THE INTERNATIONAL SHIPHOLDING CORPORATION 2009 STOCK INCENTIVE PLAN

General

Our board believes that our growth depends upon the efforts of our officers, directors, employees, consultants, and advisors and that the proposed International Shipholding Corporation 2009 Stock Incentive Plan (the “Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing shareholder value.  The Plan has been adopted by the Board, subject to approval by our shareholders at the Annual Meeting.  The principal features of the Plan are summarized below.  This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this Proxy Statement as Appendix A.

Purpose of the Proposal

We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our company is crucial to stimulating individual performance while at the same time enhancing shareholder value.  While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under incentive plans may lead to stock overhang and potential dilution.  However, we intend the Plan to replace the Company’s only other current long-term incentive plan, the 1998 Stock Incentive Plan (the “1998 Plan”), as a more modernized, consolidated, and comprehensive plan.  There are no shares remaining available for grant under the 1998 Plan.  We believe that the Plan will be integral to our continued ability to attract, retain, and motivate key personnel and board members in a manner aligned with the interests of shareholders.

Terms of the Plan

Administration of the Plan.  The Compensation Committee of the Board (the “Committee”) will generally administer the Plan, and has the authority to make awards under the Plan, including setting the terms of the awards.  The Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan.  Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code (the “Code”).

Eligibility. Key employees, officers, and directors of the Company and our consultants or advisors will be eligible to receive awards (“Incentives”) under the Plan once they have been designated as Plan participants.  We currently have three officers and five non-employee directors (“Outside Directors”) eligible to receive Incentives under the Plan.  Three officers currently participate in the Company’s 1998 Plan.  Incentives under the Plan may be granted in any one or a combination of the following forms:  incentive stock options under Section 422 of the Code, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards.  Each of these types of Incentives is discussed in more detail in “Types of Incentives” below.

Shares Issuable through the Plan.  A total of 200,000 shares of our common stock are authorized for issuance under the Plan, representing approximately 2.8% of the outstanding shares of the Company’s common stock.  The closing price of a share of our common stock, as quoted on the New York Stock Exchange on March 5, 2009, was $17.00.

Limitations and Adjustments to Shares Issuable under the Plan.  Incentives relating to no more than 60,000 shares of our common stock may be granted to a single participant in any fiscal year.  Grants of restricted stock, restricted stock units, or other stock-based amounts are generally subject to minimum vesting periods, except that grants of up to an aggregate of 10,000 shares may be made without compliance with these minimums.  These minimum vesting periods, as well as certain exceptions, are discussed below under “Restricted Stock”.  The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 200,000.  Each Outside Director may be granted Incentives with respect to no more than 5,000 shares per fiscal year.
For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an Incentive is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the Plan.  With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.
Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan.  The Board may amend or discontinue the Plan at any time.  However, our shareholders must approve any amendment to the Plan that would:

•	materially increase the benefits accruing to participants,
•	materially increase the number of shares of common stock that may be issued through the Plan,
•	materially expand the classes of persons eligible to participate,
•	expand the types of awards available for grant,
•	materially extend the term of the Plan,
•	materially reduce the price at which common stock may be offered through the Plan, or
•	permit the repricing of an option or stock appreciation right.

Duration of the Plan.  No Incentives may be granted under the Plan after January 29, 2019.

Types of Incentives.  Each of the types of Incentives that may be granted under the Plan is described below:

Stock Options. A stock option is a right to purchase shares of common stock from the Company.  The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction.  The term of an option will also be determined by the committee, but may not exceed ten years.  The Committee may accelerate the exercisability of any stock option at any time.  As noted above, the Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant.  In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment, or shares of common stock, unless approved by our company’s shareholders.  Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker approved by our Company; if approved by the Committee, through a net exercise procedure; or in any other manner authorized by the Committee.

Restricted Stock.  The Committee may grant shares of common stock subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period.  The restricted period must be a minimum of three years with the following exceptions:  shares vesting based on the attainment of performance goals, shares granted to Outside Directors, and shares issued in payment of amounts earned under our annual incentive plan.  If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants, or advisors must be at least one year.  However, in addition to the previously described exceptions, a Plan aggregate total of 10,000 shares of common stock may be issued in connection with restricted stock, restricted stock units, or other stock-based awards without compliance with these minimum vesting periods.  All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met.  Subject to restrictions provided in the participant’s incentive agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company one share of common stock on a specific future vesting or payment date.  All RSUs will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met.  Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs has no rights of a shareholder until shares of common stock are issued to the participant.  Restricted stock units may be granted with dividend equivalent rights.

Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of common stock determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right.  The Committee will determine the base price used to measure share appreciation, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years.  The Committee may accelerate the exercisability of any SAR at any time.  The Plan restricts decreases in the base price and certain exchanges of SARs on terms similar to the restrictions described above for options.

Other Stock-Based Awards.   The Plan also permits the Committee to grant to participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards).  The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods, or performance requirements.  Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.

Performance Goals for Section 162(m) Awards.  Performance-based compensation does not count toward the $1 million limit on our company’s federal income tax deduction for compensation paid to its most highly compensated executive officers.  Grants of restricted stock, restricted stock units,or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals.  The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries: earnings per share; return on assets; an economic value added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share.  For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years.  Performance measurements may be adjusted as specified under the Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

Our Committee has authority to use different targets from time to time within the realm of the Plan’s performance goals as listed above.  The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our shareholders every five years.  To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement, or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as may be determined by the Committee and as provided in the applicable incentive agreement.

Change in Control.  Upon a change in control of our company, as defined in the Plan or in an incentive agreement, or immediately prior to the closing of a transaction that will result in a change in control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse, and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company without the necessity of action by any person.

In addition, upon a change in control our Committee will have the authority to take a variety of actions regarding outstanding Incentives.  Within certain time periods and under certain conditions, our Committee may:

•	require that all outstanding Incentives be exercised by a certain date;
•
require the surrender to our company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our compensation committee deems necessary to reflect our corporate changes; or
•
provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Incentives.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the relevant incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Tax Withholding. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld.  The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock, or to have our Company withhold from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld.  This election must be made prior to the date on which the amount of tax to be withheld is determined, and for participants who are not subject to Section 16 of the Exchange Act, is subject to the committee’s right of disapproval.

Purchase of Incentives.  The Committee may approve the purchase by our Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are summarized below.  Participants who are granted Incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  A participant who is granted a stock option normally will not realize any income, nor will our company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted through the Stock Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code.  The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items.  An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods).  An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise.  The remaining gain, if any, will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares.  The compensation income recognized on exercise of these options is added to the basis of the shares received.  If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered.  If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.  If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units.  The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant.  Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code.  The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.  Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant.  The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.
In general, there are no federal income tax deductions allowed to our company upon the grant of stock appreciation rights.  Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.  Generally, a participant who is granted an other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received.  If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.
In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.  If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control.  If, upon a change of control of our company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee.  The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control.  An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount.  If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Stock Plan based on current provisions of the Code, which are subject to change.  This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information

We had  no equity compensation plans in effect as of December 31, 2008 under which shares of our common stock could be issued.

Vote Required

The affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the annual meeting will be required to approve the plan.

The Board of Directors unanimously recommends a vote FOR the approval of our proposed 2009 Stock Incentive Plan.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our 2008 financial statements were audited by Ernst & Young LLP (“E&Y”).  The Audit Committee of the Board has appointed E&Y as our independent auditors for the fiscal year ending December 31, 2009, and the Board is submitting that appointment to its stockholders for ratification at the annual meeting. Although stockholder ratification of E&Y’s appointment is not legally required, we are submitting this matter to the stockholders, as in the past, as a matter of good corporate practice. E&Y became our independent auditors on June 21, 2002.  Representatives of E&Y will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish.  If the stockholders do not ratify the appointment of E&Y by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the Audit Committee will reconsider the selection of independent auditors and may appoint that firm or another without re-submitting the matters to the stockholders.  Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.  In connection with selecting the independent auditor, the Audit Committee reviews the auditor’s qualifications, control procedures, cost, proposed staffing, prior performance and other relevant factors. Ratification of E&Y’s appointment as our independent auditors for 2009 will require the affirmative vote of the holders of at least a majority of the voting power present or represented at the annual meeting.

The Board of Directors unanimously recommends a vote FOR the approval of this proposal.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of our outstanding shares of Common Stock is necessary to constitute a quorum.  If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

All proxies duly executed in the form enclosed received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named in the “Election of Directors” section of this Proxy Statement and in favor of the proposals specified above.

Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors, the approval of the 2009 Stock Incentive Plan and the ratification of the appointment of our independent auditors.  The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Effect of Abstentions and Broker Non-votes

Shares as to which the proxy holders have been instructed to withhold votes or abstain from voting on any of the matters included on our ballot, as well as shares subject to “broker non-votes”, will be treated under the Corporation’s by-laws as being present for purposes of constituting a quorum, but not being present or represented for purposes of such particular vote. Because directors are elected by plurality vote, and both of the proposals specified above must be approved by a majority of the voting power present at the annual meeting, abstentions and broker non-votes will not affect outcome of either of these matters.

Stockholder Proposals and Nominations

Any stockholder who desires to present a proposal qualified for inclusion in our proxy material relating to the 2010 annual meeting, including stockholder nominations of directors, must forward the proposal to our Secretary at 11 North Water Street, RSA Battle House Tower, 18th Floor, Suite 18290, Mobile, Alabama 36602 in time for us to receive it prior to November 19, 2009. Proxies solicited on behalf of the Board for the 2009 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2010 annual meeting if we do not, on or before February 2, 2010, receive written notice, addressed to our Secretary at the aforementioned addresses, that the stockholder intends to submit a matter for action.

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
           Secretary

Mobile, Alabama
March 16, 2009

EXHIBIT A

INTERNATIONAL SHIPHOLDING CORPORATION

2009 STOCK INCENTIVE PLAN

1. Purpose.  The purpose of the International Shipholding Corporation 2009 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of International Shipholding Corporation (“ISC”) and its subsidiaries (collectively with ISC, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and ISC’s stockholders.  Incentives consist of opportunities to purchase or receive shares of Common Stock, $1.00 par value per share, of ISC (the “Common Stock”) or cash valued in relation to common stock, on terms determined under the Plan.  As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which ISC owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2. Administration.

2.1. Composition.  The Plan shall generally be administered by the Compensation Committee (the “Committee”) of the Board of Directors of ISC (the “Board”).  The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2. Authority.  The Committee shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”).  The Committee shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.  Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.  The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants.  Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.  With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units (“RSUs”); (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1. Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 200,000 shares.

5.2. Share Counting.  To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan.  In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan.  With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3. Limitations on Awards.  Subject to adjustment as provided in Section 12.5, the following additional limitations are imposed under the Plan:

(a) The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 200,000 shares.

(b) The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 60,000.

(c) Restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 10,000 shares of Common Stock may be granted to officers, employees, consultants, or advisors without compliance with the minimum   vesting periods or exceptions provided in Sections 7.2, 8.2 and 10.2.

            (d) Each director who is not an employee of the Company may be granted Incentives with respect to no more than 5,000 shares of Common Stock each fiscal year.

5.4. Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options.  A stock option is a right to purchase shares of Common Stock from ISC.  Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options.  Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option.  Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2. Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3. Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.

6.4. Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which:  (a) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5. Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased.  The exercise notice shall be accompanied by the full purchase price for such shares.  The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, (f) in such other manner as may be authorized from time to time by the Committee.

6.6. Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10(c) in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7. Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

(c) No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of ISC or any of its subsidiaries) shall not exceed $100,000.  To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7. Restricted Stock.

7.1. Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3.  An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.  To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2. The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”).  The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, a minimum Restricted Period of one year is allowed.

(b) No minimum Restricted Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

Each award of restricted stock may have a different Restricted Period.  The expiration of the Restricted Period shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

7.3. Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant.  Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant.  Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the International Shipholding Corporation (the “Company”) 2009 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Company thereunder.  Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4. Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5. Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled.  The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.6. Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7. Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1. Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock.  An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.  To the extent an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2. Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”).  The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(a) If the vesting of the shares of restricted stock units is based upon the attainment of performance goals as described in Section 11, a minimum Vesting Period of one year is allowed.

(b) No minimum Restricted Period applies to grants of restricted stock units to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants under Section 5.3(c) hereof.

Each award of restricted stock units may have a different Vesting Period.  The acceleration of the expiration of the Vesting Period shall occur shall also occur: (1) as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement, and (2) as described in Section 12.10 in the event of a Change of Control of the Company.

8.3. Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  The participant shall have rights to the amounts or other property credited to such account.

8.4. Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

       8.5. Compliance with Section 409A of the Code.  Restricted stock unit awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

9. Stock Appreciation Rights.

9.1. Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5.  Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2. Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

       9.3. Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.  Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee.  Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.10.

       9.4. Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise.  The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.”  The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5. Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

(b)	the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

10. Other Stock-Based Awards.

10.1. Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock.  Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan.  The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash.  An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.  To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2. Limitations.  Except as permitted in Section 5.3(c) and except for grants to non-employee directors and grants of shares issued in payment of cash amounts earned under the Company’s annual incentive plan, Other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

10.3. Compliance with Section 409A of the Code.  Other Stock-Based Awards shall be designed and operated in such a manner that they are either exempt from the application or comply with the requirements of Section 409A of the Code.

11. Performance Goals for Section 162(m) Awards.  To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m).  The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, ISC, a division, or a subsidiary:  earnings per share; return on assets; an economic value-added measure; shareholder return; earnings or earnings before interest, taxes and amortization; stock price; total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; income or net income; income before tax; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; or market segment share.  For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.  The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12. General.

12.1. Duration.  No Incentives may be granted under the Plan after January 29, 2019; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2. Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses.  To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3. Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4. Additional Conditions.  Anything in this Plan to the contrary notwithstanding:  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5. Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock.  In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment.  No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

       12.6. Withholding.

        (a) The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld.  At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 12.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law.  The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

        (b) Each Election must be made prior to the Tax Date.  For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive.  If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7. No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8. Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.  Any deferral arrangements shall comply with Section 409A of the Code.

12.9. Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a) materially revise the Plan without the approval of the stockholders.  A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

(b)	amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

(c)	materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

     12.10. Change of Control.

(a)	Unless otherwise defined in an Incentive Agreement, “Change of Control” shall mean:

(i) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of the outstanding shares of Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(1) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.10(a)(iii) hereof) of Common Stock directly from the Company,

(2)	any acquisition of Common Stock by the Company or its subsidiaries,

(3) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

(4) any acquisition of Common Stock by any entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10(a)(iii) hereof; or

(ii) individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger, or consolidation (including any such transaction involving any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination,

(1) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (1) and paragraphs (2) and (3), shall include a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries), and

(2) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding any corporation resulting from such Business Combination and any employee benefit plan or related trust of the Company, the corporation resulting from such Business Combination, or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

    (b) Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by ISC without the necessity of action by any person.

    (c) No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (iii) or (iv) of Section 12.10(a) and no later than 30 days after a Change of Control of the type described in subsections (i) and (ii) of Section 12.10(a), the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(i) require that all outstanding options and stock appreciation rights be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate;

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(iii) provide for mandatory conversion of some or all of the outstanding options and stock appreciation rights held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and stock appreciation rights shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and stock appreciation right, as defined and calculated below, over the exercise price(s) of such options and stock appreciation rights or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

(iv) provide that thereafter upon any exercise of an option or stock appreciation right the participant shall be entitled to purchase under such option or stock appreciation right, in lieu of the number of shares of Common Stock then covered by such option or stock appreciation right, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and stock appreciation rights.

    (d) For the purpose of paragraph (iii) of Section  12.10(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of ISC in any such merger, consolidation or other reorganization;

(ii) the price per share offered to stockholders of ISC in any tender offer or exchange offer whereby a Change of Control takes place;

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv) in the event that the consideration offered to stockholders of ISC in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11. Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith.  In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
INTERNATIONAL SHIPHOLDING CORPORATION

     The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama, on Wednesday, April 29, 2009, at 2:00 p.m., Mobile time; (b) appoints Neils W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and (c) authorizes each of them to represent to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 5, 2009, at the annual meeting of stockholders to be held on April 29, 2009, or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTERNATIONAL SHIPHOLDING CORPORATION

APRIL 29, 2009

NOTICE OF INTERNET AVAILABILITY OF RPOXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 29, 2009:
Proxy Materials relating to this meeting
Are available at www.intship.com/proxy.htm

PLEASE SIGN, DATE AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

¯	Please detach along perforated line and mail in the envelope provided ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

1.	Election of Directors:
NOMINEES:
   ☐ FOR ALL NOMINEES                                                                                               o Niels W. Johnsen
o Erik F. Johnsen
   ☐ WITHHOLD AUTHORITY                                                                                      o Niels M. Johnsen
          FOR ALL NOMINEES                                                                                               o Erik L. Johnsen
                                                o T. Lee Robinson, Jr.
   ☐ FOR ALL EXCEPT                                                                                                    o Edwin A. Lupberger
     (See instructions below)                                                                                               o Edward K. Towbridge
                                                                                                               o H. Merritt Lane III
                              o James J. McNamara

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.  To approve the International Shipholding Corporation 2009 Stock Incentive Plan.
FOR ☐             AGAINST ☐            ABSTAIN ☐

3.  To approve a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 2009.
FOR ☐              AGAINST ☐            ABSTAIN ☐

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed but no directions are given, this proxy will be voted FOR all Nominees for Director and FOR Proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _________________________ Date:____________

Signature of Stockholder _________________________ Date:____________

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.